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Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Scientific Games Corporation:

        We consent to the incorporation by reference in the registration statements (No's 33-82612, 33-46594, 33-27737, 333-05811, 333-44983 and 333-44979) on Form S-8 of Scientific Games Corporation of our report dated February 13, 2002, except for the first paragraph of note 25 which is as of March 19, 2002 and the second paragraph of note 25 which is as of February 26, 2002, relating to the consolidated balance sheets of Scientific Games Corporation and subsidiaries as of December 31, 2000 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, cash flows, and related financial statement schedule for each of the years ended October 31, 1999 and 2000, the two months ended December 31, 2000, and the year ended December 31, 2001, which report appears in the Form 10-K of Scientific Games Corporation for the year ended December 31, 2001.

/s/ KPMG LLP

Short Hills, New Jersey
June 7, 2002

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  Exhibit 23
CONSENT OF INDEPENDENT AUDITORS